EXHIBIT  23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Bentley Pharmaceuticals, Inc. and subsidiaries and management’s report on the effectiveness of internal control over financial reporting, dated March 16, 2006, appearing in the Annual Report on Form 10-K of Bentley Pharmaceuticals, Inc. and subsidiaries for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
May 24, 2006